Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the 11th day of January, 2006 by and between the following:

(a)      AMERICHIP INTERNATIONAL, INC. (the "Company"), a Nevada corporation, whose address for purposes of this Agreement is 9282 General Drive, Suite 100, Plymouth, Michigan 48170-4607; and

(b)      MARC WALTHER (“Walther”) whose address for purposes of this Agreement is 16906 Kenneth Drive, Macomb, MI 48044 and EDWARD RUTKOWSKI (“Rutkowski”, with Walther the “Investors”), whose address for purposes of this Agreement is 641 Robins Nest Drive, Shelby Twp, MI 48035.

Recitals.

A.      The Company and Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

B.      The Company desires to satisfy and cancel the indebtedness due and owing to the Investors under the terms of a Licensing Agreement entered into in January, 2003 with the issuance of shares of its $0.001 par value common stock (“Common Stock”), and the Investors desire to purchase and receive shares of Common Stock in satisfaction of indebtedness due and owing to them by the Company, all in accordance with the terms and provisions set forth in this Agreement.

NOW THEREFORE in consideration of the foregoing recitals, the mutual representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.         PURCHASE AND SALE TRANSACTION.

1.1      Sale and Issuance of Common Stock.  Subject to the terms and conditions of this Agreement, the Investors agree to purchase, and the Company agrees to sell and issue to the Investors, shares of its Common Stock as follows:

(a)     Walther shall be sold and issued 12,000,000 shares of Common Stock in consideration and exchange for the payment, satisfaction and cancellation of indebtedness due and owing to Walther by the Company in the aggregate amount $1,020,000.00; being the accrued principal and accrued interest due and owing as of January 1, 2006 plus the discounted present value of the monthly payments arising from the unpaid $650,000 principal and interest due thereon to him under the terms of that certain Licensing Agreement dated on or about January 21, 2003. The purchase price per share of Common Stock shall be $0.085.

(b)      Rutkowski shall be sold and issued 12,000,000 shares of Common Stock in consideration and exchange for the payment, satisfaction and cancellation of indebtedness due and owing to Rutkowski by the Company in the aggregate amount of $1,020,000.00; being the accrued principal and accrued interest due and owing as of January 1, 2006 plus the discounted present value of the monthly payments arising from the unpaid $650,000 principal and interest due thereon to him under the terms of that certain Licensing Agreement dated on or about January 21, 2003. The purchase price per share of Common Stock shall be $0.085.

1.2      Closing.The initial purchase, sale and issuance of the Common Stock (the “Closing”) shall take place on January 11, 2006 (the “Closing Date”) at a time and place to be mutually agreed upon by the parties. At the Closing:

(a)      The Company shall deliver to, or cause to be delivered to, Walther a certificate representing 12,000,000 shares of the Company’s Common Stock;

(b)      The Company shall deliver to, or cause to be delivered to, Rutkowski a certificate representing 12,000,000 shares of the Company’s Common Stock;

(c)      Walther shall execute and deliver to the Company a document or instrument, in such form and content as acceptable to the Company, whereby Walther covenants, acknowledges and agrees that the indebtedness due and owing to him under the terms of that certain Licensing Agreement dated on or about January 21, 2003 has been paid and satisfied in full;

(d)      Rutkowski shall execute and deliver to the Company a document or instrument, in such form and content as acceptable to the Company, whereby Rutkowski covenants, acknowledges and agrees that the indebtedness due and owing to him under the terms of that certain Licensing Agreement dated on or about January 21, 2003 has been paid and satisfied in full; and

(e)      Each party hereto shall execute and deliver such other documents or instruments as may be necessary in order to consummate the purchase and sale transaction as provided for under the terms and provisions of this Agreement.

1.3      Restrictions on Transfer. The Company’s shares of Common Stock, when issued and delivered to the Investors hereunder, shall not be registered under the Securities Act, nor shall the Investors be granted any registration rights as to such shares. Each certificate representing shares of the Common Stock will bear a customary restrictive legend which states in effect that such shares have not been registered under the Securities Act and consequently may not be transferred, assigned, sold or hypothecated unless registered under the Securities Act or, in the opinion of Company’s counsel, an exemption from the registration requirements of the Securities Act is available for such transaction.

II.        REPRESENTATIONS AND WARRANTIES.

2.1      Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that the statements contained in this Section 2.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then and as though the Closing Date was substituted for the date of this Agreement throughout this Section 2.1), except as set forth in the disclosure schedule accompanying this Agreement (the “Company Disclosure Statement”). The Company Disclosure Statement will be arranged in paragraphs corresponding to the lettered subsections contained in this Section 2.1.

(a)      Due Organization. The Company and each of its subsidiaries is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, and has all requisite corporate power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement to which it is a party.

(b)      Due Authority. The execution, delivery and performance under this Agreement and the documents provided for herein by Company have been authorized by all necessary corporate action.

(c)      Capitalization. As of the date hereof and as of Closing, the Company’s authorized capitalization consists of 500,000,000 shares of common stock, no par value, of which 245,918,635 shares are issued and outstanding and approximately 3,250,000 shares have been reserved for potential issuance with respect to certain warrants. All issued and outstanding shares have been duly authorized, validly issued and fully paid and nonassessable with no personal liability attached to the ownership thereof, and subject to no preemptive rights of any shareholder.

(d)      Outstanding Options, Warrants or Other Rights. The Company has no outstanding warrants, options or similar rights whereby any person may subscribe for or purchase shares of its common stock, nor are there any other securities outstanding which are convertible into or exchangeable for its common stock except for 3,250,000 warrants included in a Form SB-2 Registration Statement filed in September, 2004 which has never been declared effective. There are no contracts or commitments pursuant to which any person may acquire or the Company may become bound to issue any shares of its common stock.

(e)      Issuance of Shares. The shares of Common Stock to be issued to the Investors are duly authorized and reserved for issuance and, upon issuance, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company, other than (i) restrictions on transferability as may be applicable under federal and state securities laws, and (ii) restrictive stock legend as contemplated by this Agreement.

(f)      Stockholder Approval. Approval of the stockholders of the Company is not required for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance) and delivery of the certificates evidencing the shares to be issued to the Investors as provided for in Sections 1.2(c) and (d) above.

(g)      Government Consents. Other than those that have been duly obtained or filings which are required under applicable securities laws, which filings, if any, will be made within the applicable periods required by such laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any local, state or federal governmental authority, on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

(h)      Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 1.2 of this Agreement, the offer, sale and issuance of the shares of Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(i)      Noncontravention. The execution of this Agreement by the Company and the consummation of the transactions contemplated hereby will not result in the breach of any term or provision of, or constitute a default under, any provision or restrictions of any indenture, agreement, or other instrument or any judgment, order, or decree to which the Company is a party or by which it is bound, or will it conflict with any provisions or the Articles of Incorporation or Bylaws of the Company.

(j)      Litigation. There are no suits, actions or proceedings at law or in equity, pending or threatened against or affecting the Company that can be expected to result in any materially adverse change in the business, properties, operations, prospects, or assets or in its condition, financial or otherwise. At Closing, there will be no outstanding order, judgment, injunction, award or decree of any court, government or regulatory body or other tribunal against or involving the Company.

(k)      Laws and Regulations. The Company has complied with all laws, rules, regulations and ordinances relating to or affecting the conduct of the Company's business and the Company possesses and holds all licenses and permits required in its business by federal, state or local authorities.

(l)      Absence of Certain Changes. Since October 17, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operation of the Company or any of its subsidiaries, except as set forth in the Company’s Disclosure Statement.

(m)      SEC Filings. The Company has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act of 1934, as amended (collectively the “Public Reports”). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact, or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(n)      Full Disclosure. Neither this Agreement nor any other instrument furnished by or on behalf of the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made not misleading, and there is no fact that materially and adversely affects, or foreseeably may materially and adversely affect, the Company’s financial condition, liabilities, business, or assets that have not been disclosed herein or in any other instrument.

(o)      Representations and Warranties True at Closing. Except as expressly herein otherwise provided, all of the representations and warranties of the Company set forth herein shall be true as of the Closing Date as though such representations and warranties were made on and as of such date.

2.2      Representations and Warranties of Investors. The Investors represent and warrant to the Company that the statements contained in this Section 2.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then and as though the Closing Date was substituted for the date of this Agreement throughout this Section 2.2):

(a)      Authorization. The Investors have full power and authority to enter into this Agreement, which constitutes the valid and legally binding obligation of the Investors enforceable against the Investors in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)      Investment Intent. Each Investor is acquiring his respective shares of the Company’s Common Stock as contemplated under the terms of this Agreement for investment and his own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and each Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

(c)      Disclosure of Information. The Investors have received all information they consider necessary or appropriate for deciding whether to purchase the shares of the Company’s Common Stock as provided for herein. The Investors further represent that they have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Company’s Common Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit of modify the representations and warranties in Section 1.2 of this Agreement of the right of the Investors to rely thereon.

(d)      Investment Experience. Each Investor acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares of the Company’s Common Stock.

(e)      Accredited Investor. Each Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, as presently in effect.

(f)      Restricted Securities. The Investors understand that the shares of Common Stock they are purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended, only in certain limited circumstances. In this connection, the Investors represent that they are familiar with Rule 144 promulgated under the Securities Act of 1933, as amended, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933, as amended.

(g)      Stock Legends. Each Investor acknowledges and understands that the certificate(s) representing his shares of Common Stock issued under the terms of this Agreement shall bear a customary restrictive legend conspicuously noted on said certificate(s).

III.      COVENANTS.

From the date of this Agreement until the Closing Date, the Company and Investors agree as follows:

3.1      General. Each of the parties hereto will use its best efforts to take all actions and to do all things necessary in order to consummate and make effective the transaction contemplated by this Agreement (including satisfaction of the closing conditions set forth in Article IV below).

3.2      Regulatory Matters and Approvals. The parties hereto will give notices to, make any filings with, and use its best efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with the matters referred to herein. Without limiting the generality of the foregoing:

(a)      Securities Law Compliance. The Company will take all actions as may be necessary, proper and advisable, in order to claim an exemption from registration requirements under Federal and state securities laws in connect with the offering and issuance of the shares of Common Stock to the Investors as provided for under this Agreement.

3.3      Reporting Status. So long as the Investors beneficially own any shares of Common Stock , the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934 (“Exchange Act”), and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder shall permit such termination.

3.4      Access. The Company agrees that it will permit the Investors and their agents, accountants, attorneys and other representatives full access, during reasonable business hours throughout the term or applicability of this Agreement, to all premises, properties, personnel, books, records, contracts and documents of or pertaining to the Company’s business affairs, operations, properties and financial affairs as the Investors may reasonably request. All information provided shall be furnished strictly subject to the confidentiality provision of this Agreement.

3.5      Confidentiality. All information and documents furnished pursuant to Section 3.4 of this Agreement shall be deemed and treated as proprietary in nature. Each Investor agrees that he shall hold all information received pursuant to or in connection with this Agreement in the highest and strictest confidence and shall not reveal any such information to any individual who is not one of his agents, attorney or accountant, and that he will not use any such information obtained for any purpose whatsoever other than assisting in his due diligence inquiry precedent to the Closing and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Company any all tangible embodiments (and all copies) thereof which are in his possession. This covenant shall survive the consummation or termination of this Agreement.

3.6      Publicity and Filings. All press releases, shareholder communications, filings with the SEC or other governmental agency or body and other information and publicity generated by the Company regarding this Agreement shall be reviewed and approved by the Investors and their counsel before release or dissemination to the public or filing with any governmental agency or body whatever.

3.7      Notice of Developments. Each party hereto will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Sections 2.1, 2.2 and 2.3 above. No disclosure by any party hereto pursuant to this Section 3.7, however, shall be deemed to amend or supplement the disclosure statement provided under the terms of this Agreement or to prevent or cure any breach of warranty, breach of covenant or misrepresentation.

IV.      CONDITIONS TO THE CLOSING.

4.1      Conditions Precedent to Closing by Company. The obligation of the Company to consummate the sale and issuance to the Investors of shares of Common Stock contemplated by this Agreement are subject to satisfaction, or written waiver by the Investors, of the following conditions by the Investors at or before the Closing Date:

(a)      Representations and Warranties True. The representations and warranties by Investors shall have been correct on and as of the Closing Date with the same force and effect (except as expressly provided in the Agreement or otherwise approved in writing by the Company) as though such representations and warranties had been made on and as of the Closing Date.

(b)      Performance. The Investors shall have performed and complied with all terms, covenants, agreements and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

(c)      Acknowledgment of Satisfaction of Indebtedness. The Investors shall have executed and delivered to the Company such document or instrument at the Closing as contemplated pursuant to Sections 1.2(c) and (d) above.

(d)      Qualification. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the shares of Common Stock as contemplated by this Agreement shall be duly obtained and effective as of the Closing.

4.2      Conditions to Investor's Obligations. The obligations of the Investors under this Agreement are subject to satisfaction, or written waiver by the Company, of the following conditions by the Company at or before the Closing Date:

(a)      Representations and Warranties True. The representations and warranties by the Company in the Agreement shall have been correct on and as of the Closing Date with the same force and effect (except as expressly provided in the Agreement or otherwise approved in writing by the Shareholders) as though such representations and warranties had been made on and as of the Closing Date.

(b)      Performance. The Company shall have performed and complied in all material respects with all terms, covenants, agreements and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)      Secretary’s Certificate. The Investors shall have received a certificate, dated the Closing Date and signed by the corporate secretary of the Company (or other authorized officer or representative of the Company), certifying the truth and correctness of the resolutions of the Board approving the Company entering into this Agreement, the consummation of the transactions contemplated herein and certifying as to the incumbency of the officers authorized to execute this Agreement and other related documents and instruments.

(d)      Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the shares of Common Stock as contemplated by this Agreement shall be duly obtained and effective as of the Closing.

(e)      Stock Certificates. The Company shall have delivered to the Investors stock certificates representing the shares of Common Stock as set forth in Sections 1.2 above.

V.        TERMINATION.

5.1       Termination of Agreement. This Agreement may be terminated as provided below:

(a)      The parties hereto may terminate this Agreement by mutual consent at any time prior to the Closing Date;

(b)      The Company may terminate this Agreement by giving written notice to the Investors at any time prior to the Closing Date (1) in the event the Investors have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Investors of this breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (2) if the Closing shall not have occurred on or before January 17, 2006 by reason of the failure of any condition precedent under Section 4.1 hereof (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement); and

(c)      The Investors may terminate this Agreement by giving written notice to the Company at any time prior to the Closing Date (1) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Investors have notified the Company of this breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (2) if the Closing shall not have occurred on or before January 17, 2006 by reason of the failure of any condition precedent under Section 4.2 hereof (unless the failure results primarily from the Investors breaching any representation, warranty, or covenant contained in this Agreement).

5.2      Effect of Termination. If any party hereto terminates this Agreement pursuant to Section 5.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other party (except for any liability of any Party then in breach);

provided, however, that the confidentiality provisions contained in Section 3.5 above shall survive any such termination.

VI.      GENERAL PROVISIONS.

6.1      Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties concerning the subject matter hereof and supersedes any and all prior negotiations, understandings or agreements in regard thereto.

6.2      Applicable Law. This Agreement shall be construed in accordance and governed by the laws of the State of Nevada.

6.3      Notices. Unless otherwise changed by notice given in accordance with this provision, any notice or other communications required or permitted herein shall be deemed given if delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the other parties at the addresses set forth above.

6.4      Waiver. All rights and remedies under this Agreement are cumulative and are not exclusive of any other rights and remedies provided by law. No delay or failure in the exercise of any right or remedy arising under this Agreement shall operate as a waiver of any subsequent right or remedy subsequently arising under this Agreement.

6.5      Survival of Provisions. All agreements, representations, covenants and warranties on the part of the parties contained herein or in any instrument executed and delivered in connection herewith shall survive closing of this Agreement and any investigation at any time made with respect thereto.

6.6      Expenses. Each party will party will bear their own respective costs and expenses in connection with the preparation of this Agreement and consummation of the transaction contemplated herein.

6.7      No Finder's and Broker's Fees. The parties hereto have not retained the services of any person in connection herewith and the parties agree to mutually indemnity and hold each other harmless from any and all loss, claims, costs and expenses (including attorney's fees) occasioned to the other by reason of the claim of any person to compensation arising from the consummation of the transactions provided for herein.

6.8      Attorney's Fees. In the event of litigation for enforcement of the terms of this Agreement or to enforce any remedy hereunder, the prevailing party shall be entitled to recover from the other party any and all costs and expenses, including reasonable attorney's fees, as may be incurred.

6.9      Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns.

6.10     Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

6.11     Execution by Facsimile. Facsimile execution of this Agreement by any party is authorized and shall be binding upon all parties.

6.12     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original hereof.

IN WITNESS WHEREOF, this Agreement has been executed on the date first above written.

AMERICHIP INTERNATIONAL, INC.

By	/s/ Marc Walther

	Its	President

INVESTORS

/s/ Marc Walther

Marc Walther

/s/ Edward Rutkowski

Edward Rutkowski